Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
This First Amendment to Purchase and Sale Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Amendment”) is executed as of this 5th day of September, 2013 (the “Execution Date”), and is among Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), CLLR, Inc., a Delaware corporation (“CLLR”) and Hondo Pipeline, Inc., a Delaware corporation (“Hondo”), and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Carrizo, and CLLR and Hondo, “Seller”) and EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., and EV Properties, L.P., each a Delaware limited partnership, (collectively, “Buyer”) and EnerVest Holding, L.P., a Texas limited partnership (“EV Holding”). Each of Seller and Buyer and EV Holding may be referred to herein as a “Party” or collectively as the Parties.
Recitals
A.The Parties except for EV Properties, L.P. entered into that certain Purchase and Sale Agreement dated as of September 3, 2013 (the “Purchase Agreement”); and
B.Pursuant to Section 14.2 of the Purchase Agreement, EV Holding has conveyed all of its rights, benefits, duties and obligations in, to and arising from the Purchase Agreement to EV Properties, L.P. resulting in the new proportionate shares as shown on the amended Exhibit F discussed below.
C.The Parties hereto desire to amend the Purchase Agreement and acknowledge certain matters as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, the Parties hereby agree as follows:
AMENDMENTS AND ACKNOWLEDGMENTS
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.
2.Amendment to Preamble. The preamble to the Purchase Agreement is hereby amended by deleting the same and substituting in lieu and replacement thereof the following:
THIS PURCHASE AND SALE AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is executed as of this 3rd day of September, 2013 (the “Execution Date”), and is among Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), CLLR, Inc., a Delaware corporation (“CLLR”) and Hondo Pipeline, Inc., a Delaware corporation (“Hondo”), and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Carrizo, CLLR and Hondo, “Seller”) and EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy

Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., and EV Properties, L.P., each a Delaware limited partnership (collectively, “Buyer”).
3.Section 14.2. Section 14.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
Except as otherwise set forth in Section 6.7, this Agreement may not be assigned by either party without prior written consent of the other. No assignment of any rights hereunder by a party shall relieve such party of any obligations and responsibilities hereunder.
4.Exhibit F. Exhibit F of the Purchase Agreement is hereby amended in its entirety by deleting the Exhibit F attached to the Purchase Agreement and replacing it with the attached Exhibit F.
5.Liability and Release. Upon execution of this Amendment, the Parties agree that EV Holding will no longer be liable for any duties or obligations under the Purchase Agreement, nor entitled to any rights or benefits. Buyer will assume all duties and obligations for full performance of the Purchase Agreement, and Seller releases EV Holding from any duties or obligations related to the Purchase Agreement.
6.References. All references to the Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.
7.Miscellaneous Provisions. The provisions of Article XIV of the Purchase Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment.
8.Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute.
[THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Purchase and Sale Agreement on the date first above written.

SELLER:

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President, Chief Financial Officer, Treasurer and Secretary

CLLR, INC.

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President, Chief Financial Officer, Treasurer and Secretary

HONDO PIPELINE, INC.

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President, Chief Financial Officer, Treasurer and Secretary

MESCALERO PIPELINE, LLC

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President, Chief Financial Officer, Treasurer and Secretary

Signature Page to First Amendment to Purchase and Sale Agreement

BUYER:

ENERVEST ENERGY INSTITUTIONAL FUND XIII-A, L.P. ENERVEST ENERGY INSTITUTIONAL FUND XIII-WIB, L.P.

By:	EnerVest, Ltd., its Managing General Partner

By:	EnerVest Management GP, L.C., its General Partner

By:	/s/ John B. Walker
John B. Walker
President and Chief Executive Officer

ENERVEST ENERGY INSTITUTIONAL FUND XIII-WIC, L.P.

By:	EnerVest Holding XIII, LLC, its General Partner

By:	EnerVest Ltd., its Sole Member

By:	EnerVest Management GP, L.C., its General Partner

By:	/s/ John B. Walker
John B. Walker
President and Chief Executive Officer

ENERVEST HOLDING, L.P.

By:	EnerVest Operating, L.L.C., its General Partner

By:	/s/ Mark A. Houser
Mark A. Houser
Executive Vice President

Signature Page to First Amendment to Purchase and Sale Agreement

EV PROPERTIES, L.P.

By:	EV Properties GP, LLC, its General Partner

By:	/s/ Mark A. Houser
Mark A. Houser
President and Chief Executive Officer

Signature Page to First Amendment to Purchase and Sale Agreement

Exhibit F
PROPORTIONATE SHARES

EnerVest Energy Institutional Fund XIII-A, L.P.	29.92724%
EnerVest Energy Institutional Fund XIII-WIB, L.P.	0.99809%
EnerVest Energy Institutional Fund XIII-WIC, L.P.	38.07467%
EV Properties, L.P.	31.00000%
100.00000%